Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Post-effective amendment No. 1) of our report dated April 17, 2017 relating to the financial statements of Mon Space Net Inc. as of December 31, 2016 and 2015, for the year ended December 31, 2016 and for the one day ended December 31, 2015. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

January 2, 2018